EXHIBIT 4.1

Interactive Data
14 West Street
New York, NY  10005


April 8, 1998


Van Kampen American Capital Distributors, Inc.
One Parkview Plaza
Oakbrook Terrace, IL 60181

Re: Van Kampen American Capital

    Strategic Ten Trust United States Portfolio, April 1998 Series

    Strategic Ten Trust United States Portfolio, April 1998 Traditional Series

    Strategic Ten Trust United Kingdom Portfolio, April 1998 Series

    Strategic Ten Trust Hong Kong Portfolio, April 1998 Series

    Strategic Five Trust United States Portfolio, April 1998 Series

    Strategic Five Trust United States Portfolio, April 1998 Traditional Series

    Strategic Fifteen Trust Global Portfolio, April 1998 Series

    Strategic Thirty Trust Global Portfolio, April 1998 Series

    Strategic Picks Opportunity Trust, April 1998 Series

     (A Unit Investment Trust) Registered Under the Securities

     Act of 1933, File No. 333-47739

Gentlemen:

         We have examined the Registration Statement for the above captioned
Fund.

         We hereby consent to the reference in the Prospectus and Registration Statement for the above captioned Fund to Interactive Data Corporation, as the Evaluator, and to the use of the Obligations prepared by us which are referred to in such Prospectus and Statement.

         You are authorized to file copies of this letter with the Securities and Exchange Commission.

Very truly yours,


James Perry
Vice President



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